UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

July 3, 2009
Date of Report (Date of earliest event reported)

DOUGLAS LAKE MINERALS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50907	98-0430222
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 400 - 1445 West Georgia Street Vancouver, British Columbia, Canada	V6G 2T3
(Address of principal executive offices)	(Zip Code)

(604) 669-0323
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on July 3, 2009, the Board of Directors of Douglas Lake Minerals Inc. (the "Company") accepted the resignations as directors of the Company from each of Medard M.C. Kalemani and Abdulkarim Hamisi Mruma, together with the resignations as officers of the Company from each of Sylvia Tang, as the Company's previous Chief Executive Officer, and Harpreet Singh Sangha, as the Company's previous President, Secretary and Treasurer. Mr. Sangha will continue as the Company's Chief Executive Officer.

Also effective on July 3, 2009, the Board of Directors of the Company accepted the consent to act as both a director and as the President of the Company from Charles Xaviar Mnguto, together with the consent to act as the Secretary, Treasurer and Chief Financial Officer of the Company from Herminder Rai.

Mr. Charles Xaviar Mnguto, B.Sc. in Geology (Hon), from the University of Dar es Salaam, Tanzania (1995), has been a consulting geologist to and the Company's Exploration Manager in Tanzania since January of 2007. Mr. Mnguto is a multi-terrain geologist with 13 years experience in both local and international exploration fields. During his career Mr. Mnguto has worked on various base and precious metals projects located in Tanzania, Zimbabwe and the Democratic Republic of Congo. Prior to working with the Company, and during the previous five years, Mr. Mnguto has worked: as a Senior Project Geologist (Expatriate) on the Lugushwa Project for Banro Congo Mining SARL (January to October of 2006); as a Senior Project Geologist (Expatriate) on the Namoya Project; as a Project Geologist on each of the Golden Pride West Project (January to September of 2005) and Nyanzaga Project (March to December of 2004) for Barrick Exploration Africa Ltd.; and as a Senior Project Geologist (Exploration Dept.) on the Ashanti Goldfields/Anglogold Joint Venture for Geita Gold Mining Limited (August of 1999 to February of 2004). Mr. Mnguto is not a director or officer of any other reporting company.

Mr. Herminder Rai, B.A. (major in economics) from Simon Fraser University, has, for the past five years, been an investment advisor with Global Securities Corporation, of Vancouver, British Columbia. Mr. Rai is a graduate of many Canadian Securities Institute securities-related courses, and recently passed Level I of the CFA program and is currently enrolled as a Level II candidate. Mr. Rai is not a director or officer of any other reporting company.

At present there are no compensation arrangements as between the Company and either of Messrs. Mnguto or Rai in their capacities as either directors or Executive Officers of the Company.

As a consequence of the resignations of each of Messrs. Kalemani and Mruma and Ms. Tang, together with the corresponding appointments of each of Messrs. Mnguto and Rai, the Board of Directors and Executive Officers of the Company are now comprised of the following:

Name	Position
Harpreet Singh Sangha	Chief Executive Officer and a director
Honorable Joseph Rugumyamheto	Chairman of the Board and a director
Wenqin Zhang	Director
Charles Xavier Mnguto	President and a director
Herminder Rai	Secretary, Treasurer and Chief Financial Officer

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DOUGLAS LAKE MINERALS INC.
DATE: July 3, 2009.	By: /s/ Harpreet (Harp) Singh Sangha Name: Harpreet (Harp) Singh Sangha Position: Chief Executive Officer, Principal Executive Officer and a director

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